                                                                       EXHIBIT 2

================================================================================
                                                               EXECUTION VERSION




                            STOCK PURCHASE AGREEMENT



                                    BETWEEN



                          BENTLEY INTERNATIONAL, INC.



                                      AND



                                INTERIORS, INC.







                                 JULY 7, 1998



================================================================================

                               TABLE OF CONTENTS
                               -----------------

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RECITALS................................................................  1

ARTICLE I            DEFINITIONS........................................  1

ARTICLE II           PURCHASE AND SALE OF THE SHARES....................  7

  SECTION 2.01       Purchase and Sale of the Shares....................  7
  SECTION 2.02       Purchase Price.....................................  7
  SECTION 2.03       Escrow.............................................  7
  SECTION 2.04       Closing............................................  8
  SECTION 2.05       Actions at the Closing.............................  8

ARTICLE III          REPRESENTATIONS AND WARRANTIES REGARDING
                     THE COMPANY........................................  9

  SECTION 3.01       Organization and Good Standing..................... 10
  SECTION 3.02       No Conflicts....................................... 10
  SECTION 3.03       Capitalization..................................... 10
  SECTION 3.04       Financial Statements............................... 11
  SECTION 3.05       Title to Property; Encumbrances.................... 12
  SECTION 3.06       Inventory and Accounts Receivable.................. 12
  SECTION 3.07       Compliance with Law................................ 13
  SECTION 3.08       Trademarks, Patents, Etc........................... 13
  SECTION 3.09       Banking and Insurance.............................. 14
  SECTION 3.10       Indebtedness....................................... 14
  SECTION 3.11       Judgments; Litigation.............................. 15
  SECTION 3.12       Income and Other Taxes............................. 16
  SECTION 3.13       Corporate Records.................................. 17
  SECTION 3.14       Employee Benefit Matters........................... 17
  SECTION 3.15       No Undisclosed Liabilities......................... 18
  SECTION 3.16       Permits, Licenses, Etc............................. 18
  SECTION 3.17       Regulatory Filings................................. 18
  SECTION 3.18       Consents........................................... 19
  SECTION 3.19       Material Contracts; No Defaults.................... 19
  SECTION 3.20       Absence of Certain Changes......................... 21
  SECTION 3.21       Employees and Labor Matters........................ 22
  SECTION 3.22       Affiliations....................................... 23
  SECTION 3.23       Principal Customers and Suppliers.................. 24
  SECTION 3.24       Warranty Liability................................. 24
  SECTION 3.25       Hazardous Materials................................ 24
  SECTION 3.26       Brokers' Fees...................................... 26
  SECTION 3.27       Disclosure......................................... 26


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ARTICLE IV           REPRESENTATIONS AND WARRANTIES REGARDING
                     BUYER.............................................. 26

  SECTION 4.01       Organization, Power and Authority of
                     Buyer.............................................. 26
  SECTION 4.02       Authorization...................................... 27
  SECTION 4.03.      No Conflict or Violation........................... 27
  SECTION 4.04       Capitalization..................................... 27
  SECTION 4.05       Consents and Approvals............................. 28
  SECTION 4.06       Reports and Financial Statements................... 28
  SECTION 4.07       Brokers' Fees...................................... 29
  SECTION 4.08       Disclosure......................................... 29

ARTICLE V            REPRESENTATIONS AND WARRANTIES REGARDING
                     THE SHAREHOLDER.................................... 29

  SECTION 5.01       Ownership of Shares................................ 29
  SECTION 5.02       Delivery of Good Title............................. 29
  SECTION 5.03       Authorization...................................... 30
  SECTION 5.04       No Conflict or Violation........................... 30
  SECTION 5.05       Restrictions on Transfer of Buyer
                     Common Stock Under Securities Laws................. 31
  SECTION 5.06       Registration Rights................................ 32

ARTICLE VI           CONDITIONS TO THE CONSUMMATION OF THE
                     AGREEMENT.......................................... 33

  SECTION 6.01       Conditions to Obligations of Buyer................. 33
  SECTION 6.02       Conditions to Obligations of the
                     Shareholder........................................ 34

ARTICLE VII          CONDUCT OF BUSINESS PENDING CLOSING................ 35

  SECTION 7.01       Qualification...................................... 36
  SECTION 7.02       Ordinary Course.................................... 36
  SECTION 7.03       Organic Changes.................................... 36
  SECTION 7.04       Indebtedness....................................... 36
  SECTION 7.05       Accounting......................................... 36
  SECTION 7.06       Compliance with Legal Requirements................. 37
  SECTION 7.07       Disposition of Assets.............................. 37
  SECTION 7.08       Compensation....................................... 37
  SECTION 7.09       Modification or Breach of Agreements;
                     New Agreements..................................... 37
  SECTION 7.10       Capital Expenditures............................... 38
  SECTION 7.11       Maintain Insurance................................. 38


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  SECTION 7.12       Discharge.......................................... 38
  SECTION 7.13       Actions............................................ 38
  SECTION 7.14       Permits............................................ 38
  SECTION 7.15       Tax Assessments and Audits......................... 38

ARTICLE VIII         ADDITIONAL COVENANTS............................... 39

  SECTION 8.01       Covenants of the Shareholder....................... 39
  SECTION 8.02       Covenants of Buyer................................. 40
  SECTION 8.03       Confidentiality.................................... 40
  SECTION 8.04       Access and Information............................. 41
  SECTION 8.05       Expenses........................................... 41
  SECTION 8.06       Certain Notifications.............................. 41
  SECTION 8.07       Publicity; Employee Communications................. 42
  SECTION 8.08       Further Assurances................................. 42
  SECTION 8.09       Inconsistent Action................................ 43
  SECTION 8.10       Post-Termination Employment........................ 43
  SECTION 8.11       Competing Offers; Merger or Liquidation............ 43
  SECTION 8.12       Limitation on Indebtedness......................... 44
  SECTION 8.12       Subordination...................................... 53
  SECTION 8.13       Right to Repurchase Buyer
                     Common Stock....................................... 45
  SECTION 8.14       Obligation to Repay Credit Facility................ 45

ARTICLE IX           TERMINATION, AMENDMENT AND WAIVER.................. 45

  SECTION 9.01       Termination........................................ 45
  SECTION 9.02       Effect of Termination.............................. 46
  SECTION 9.03       Amendment.......................................... 46
  SECTION 9.04       Waiver............................................. 46

ARTICLE X            INDEMNIFICATION.................................... 47

  SECTION 10.01      Survival of Representations and
                     Warranties and Covenants........................... 47
  SECTION 10.02      Indemnification.................................... 47
  SECTION 10.03      Third Party Claims................................. 49

ARTICLE XI           GENERAL PROVISIONS................................. 50

  SECTION 11.01      Notices............................................ 50
  SECTION 11.02      Severability....................................... 51
  SECTION 11.03      Entire Agreement................................... 51
  SECTION 11.04      Successors and Assigns............................. 51
  SECTION 11.05      Counterparts....................................... 52

                                     -iii-
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  SECTION 11.06      Schedules and Annexes.............................. 52
  SECTION 11.07      Construction....................................... 52
  SECTION 11.08      Consent to Jurisdiction............................ 52
  SECTION 11.09      Governing Law...................................... 53


ARTICLE XII          TAX MATTERS........................................ 53

  SECTION 12.01      Liability for Taxes................................ 53
  SECTION 12.02      Administrative Matters............................. 53
  SECTION 12.03      Refunds or Credits................................. 54
  SECTION 12.04      Cooperation with Respect to Tax Matters............ 56
  SECTION 12.05      Contests........................................... 57
  SECTION 11.06      Schedules and Annexes.............................. 52
  SECTION 11.07      Construction....................................... 52
  SECTION 11.08      Consent to Jurisdiction............................ 52
  SECTION 11.09      Governing Law...................................... 53

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                               ---------
July 7, 1998 by and between Interiors, Inc., a Delaware corporation ("Buyer"),
                                                                      -----
and Bentley International, Inc., a Missouri corporation (the "Shareholder"), the
                                                              -----------
owner of all of the issued and outstanding shares (the "Shares") of common
                                                        ------
stock, par value $1.00 per share ("Common Stock"), of Windsor Art, Inc., a
                                   ------------
Missouri corporation (the "Company").
                           -------


                                R E C I T A L S
                                - - - - - - - -

          A.  The Shareholder owns all of the Shares.

          B. The Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder, the Shares in accordance with the terms of this Agreement.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms used in this Agreement shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          "Action" shall mean any actual or threatened claim, action, suit,
           ------
arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated
Person.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
introductory paragraph of this Agreement.

          "Balance Sheet" and "Balance Sheet Date" shall have the respective
           -------------       ------------------
meanings assigned to such terms in Section 3.04(a).

          "Business Day" shall mean any day excluding Saturday, Sunday or any
           ------------
day which shall be a day on which banking institutions are authorized by federal law to close.

          "Buyer" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Buyer Common Stock" shall mean the Class A Common Stock, par value
           ------------------
$.001 per share, of Buyer.

          "Closing" and "Closing Date" shall have the respective meanings
           -------       ------------
assigned to such terms in Section 2.04.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall have the meaning assigned to such term in the
           ------------
introductory paragraph of this Agreement.

          "Company" shall have the meaning assigned to such term in the
           -------
introductory paragraph of this Agreement.

          "Credit Facility" shall have the meaning assigned to such term in
           ---------------
Section 3.02.

          "Damages" shall mean any and all losses, liabilities, obligations,
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including without limitation reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

          "Earnest Deposit" shall have the meaning assigned to such term in
           ---------------
Section 2.02.

          "Environmental Laws" shall mean all Legal Requirements pertaining to
           ------------------
the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time.

          "Escrow Account" shall have the meaning set forth in the Escrow
           --------------
Agreement.

          "Escrow Agent" shall mean U.S. Bank Trust, a national association, or
           ------------
such other party designated by Buyer and Shareholder.

          "Escrow Agreement" shall have the meaning assigned to such term in
           ----------------
Section 2.03.

          "Escrow Shares" shall have the meaning assigned to such term in
           -------------
Section 2.03.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Financial Statements" shall have the meaning assigned to such term in
           --------------------
Section 3.04(a).

          "First Promissory Note" shall have the meaning assigned to such term
           ---------------------
in Section 2.02.

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

          "Hazardous Material" shall mean any flammable, ignitable, corrosive,
           ------------------
reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

          "Indebtedness" shall mean, when used with reference to any Person,
           ------------
without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B)
evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that
                                               --------  -------
Indebtedness shall not include any liability for compensation of such Person's employees or for the purchase of inventory or similar property acquired and consumed in the Ordinary Course.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "Knowledge" shall mean, with respect to the Shareholder, the knowledge
           ---------
of Lloyd R. Abrams, Ramakant Agarwal and Pauline M. Raschella, each of whom is an officer of the Company and the latter two of whom are responsible for the day-to-day operations of the Company.

          "Leases" shall have the meaning assigned to such term in Section 3.02.
           ------

          "Leased Real Property" shall mean all real property, including
           --------------------
Structures, leased by the Company.

          "Legal Requirement" shall mean any statute, law, ordinance, rule,
           -----------------
regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

          "Lien" shall mean all liens (including judgment and mechanics' liens,
           ----
regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions, other than any lien created pursuant to this Agreement, including without limitation, the Escrow Agreement and the Stock Purchase Agreement and any other lien created by the Credit Facility.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties, profitability, prospects or operations of the Company.

          "Options" shall mean all outstanding options, warrants and other
           -------
rights to acquire Common Stock.

          "Ordinary Course" shall mean, when used with reference to the Company
           ---------------
or Buyer or an Affiliate of Buyer, the ordinary course of their respective businesses consistent with past practices, including with respect to the Company without limitation the payment of monthly dividends to Shareholder to defray the expenses of Shareholder, including without limitation the salary of Shareholder's President.

          "Permits" shall have the meaning assigned to such term in Section 3.16
           -------
hereof.

          "Permitted Liens" shall mean (a) Liens for ad valorem real or personal
           ---------------
property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

          "Policies" shall have the meaning assigned to such term in Section
           --------
3.09(b).

          "Promissory Notes" shall have the meaning assigned to such term in
           ----------------
Section 2.02.

          "Proprietary Information" shall have the meaning assigned to such term
           -----------------------
in Section 3.08(b).

          "Registered Rights" shall have the meaning assigned to such term in
           -----------------
Section 3.08(a).

          "Second Promissory Note" shall have the meaning assigned to such term
           ----------------------
in Section 2.02.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" shall have the meaning assigned to
           -----------------------------
such term in Section 6.02.

          "Shareholder" shall have the meaning assigned to such term in the
           -----------
introductory paragraph of this Agreement.

          "Shares" shall have the meaning assigned to such term in the
           ------
introductory paragraph of this Agreement.

          "Stock Plans" shall mean all stock option plans and other stock or
           -----------
equity-related plans of the Company.

          "Structure" shall mean any facility, building, plant, factory, office,
           ---------
warehouse structure or other improvement owned or leased by the Company.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Tax" shall mean any federal, state, local or foreign income, gross
           ---
receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          SECTION 2.01  Purchase and Sale of the Shares. Subject to the terms
                        -------------------------------
and conditions set forth herein, the Shareholder agrees to sell and deliver the Shares to Buyer, and Buyer agrees to purchase and accept the Shares from the Shareholder, free and clear of all Liens, for the purchase price described in
Section 2.02 hereof.

          SECTION 2.02  Purchase Price.  The aggregate purchase price for the
                        --------------
Shares shall be an amount equal to (i) One Million Seven Hundred Thousand Dollars ($1,700,000.00) in cash (the "Closing Payment"), (ii) an eight percent
                                      ---------------
(8%) secured, subordinated promissory note of Buyer substantially in the form attached as Annex A-1 hereto in the aggregate principal amount of Two Million Dollars ($2,000,000.00) (the "First Promissory Note") and (iii) an eight percent
                              ---------------------
(8%) secured, subordinated promissory note of Buyer substantially in the form attached as Annex A-2 hereto in the aggregate principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000.00) (the "Second Promissory Note")
                                                     ----------------------
(the First Promissory Note and the Second Promissory Note being hereinafter referred to as the "Promissory Notes"). Each of Buyer and Shareholder
                    ----------------
acknowledge that, on the date hereof, Buyer has paid to Shareholder the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Earnest Deposit") via
                                                       ---------------
wire transfer of immediately available funds as a partial payment of the Closing Amount.

          SECTION 2.03  Escrow.  On the Closing Date, Buyer, Shareholder and
                        ------
Escrow Agent shall execute, in triplicate counterparts, each of which shall be deemed an original, an Escrow Agreement substantially in the form of Annex B attached hereto (the "Escrow Agreement") in order to provide Buyer with security
                      ----------------
for indemnifiable claims hereunder. Within ten (10) Business Days after the Closing Date, Buyer shall deliver to the Escrow Agent 1,500,000 shares of Buyer Common Stock which are to be issued to Shareholder on the Closing Date pursuant to the terms of the Securities Purchase Agreement (the "Escrow Shares"). Upon
                                                        -------------
termination of the Escrow Agreement, Buyer and Shareholder agree that any shares of Buyer Common Stock to be received by Shareholder shall be placed in a voting trust which shall be governed by the Interiors, Inc. Voting Trust Agreement No. 1 attached hereto as Annex P.

          SECTION 2.04  Closing.  Unless this Agreement shall have been
                        -------
terminated pursuant to Section 9.01 hereof, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Paul, Hastings,
                    -------
Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on or prior to August 3, 1998, as promptly as practicable upon satisfaction of the conditions appearing in Article VI and Article VII hereof or at such other place as Buyer and Shareholder may mutually establish (such time and date being referred to herein as the "Closing
                                                                        -------
Date").
----

           SECTION 2.05  Actions at the Closing.  At the Closing:
                         ----------------------

               (a) The Shareholder shall deliver or cause to be delivered to:

                   (i) The Voting Trustees of the Windsor Art, Inc. Voting Trust Agreement No. 1 (the "Windsor Voting Trust") attached hereto as Annex N a
                      --------------------
certificate or certificates representing the Shares registered in the name of the Voting Trustees; and

                   (ii) Buyer and Escrow Agent all of the documents, certificates and instruments required to be delivered to Buyer and Escrow Agent pursuant to Article VI hereof.

               (b) Buyer shall deliver or caused to be delivered to:

                   (i) Shareholder cash in an amount equal to the Closing Payment less the Earnest Deposit plus interest on the difference at the rate of 8% per annum from July 7, 1998 by wire transfer of immediately available funds to an account designated by the Shareholder in writing no later than three (3) Business Days prior to the Closing;

                    (ii) Shareholder the Promissory Notes;

                   (iii) Riezman & Blitz, P.C. of St. Louis County, Missouri, the certificate or certificates representing the Shares in accordance with the Pledge

Agreement attached hereto as Annex J; along with executed copies of the stock power attached to the Windsor Voting Trust as Exhibit B and the Voting Trust Certificate attached to the Windsor Voting Trust as Exhibit A; and

                    (iv) Shareholder and Escrow Agent all of the documents, certificates and instruments required to be delivered to the Shareholder and Escrow Agent pursuant to Article VI hereof.

              (c) Shareholder, Buyer and the Escrow Agent shall execute and deliver to one another the Escrow Agreement in three original counterparts.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                             REGARDING THE COMPANY
                             ---------------------

          The Shareholder represents and warrants to the best of Shareholder's knowledge and belief to, and covenants and agrees with, Buyer (other than with respect to Sections 3.01, 3.02 and 3.03, which representations and warranties are not qualified to the best of Shareholder's knowledge and belief) that:

                 SECTION 3.01  Organization and Good Standing.
                               ------------------------------

              (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of Missouri with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of California, Georgia, North Carolina and Texas.

              (b) The Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

                 SECTION 3.02 No Conflicts. Subject to compliance with the applicable requirements of the Securities Act and any applicable state laws, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected (except for that certain credit facility between the Company and Norwest Business Credit, Inc. (the "Credit Facility"), and except for the Company's manufacturing
                   ---------------
facility and showroom leases in California, Georgia, North Carolina and Texas (the "Leases")), (b) result in the violation of the provisions of the Articles
      ------
of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it, or (c) result in the creation or imposition of any Lien upon any property or asset of the Company (other than any Lien created as a result of the transactions contemplated hereby). The Credit Facility and the Leases may require the consent of one or more parties thereto to one or more of the transactions contemplated hereby.

                 SECTION 3.03 Capitalization. The authorized capital stock of
                              --------------
the Company consists solely of 30,000 shares of Common Stock, of which 100 shares are, and on the Closing Date will be, issued and outstanding. The Shareholder is the only holder of shares of Common Stock. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no existing Options of any character relating to shares of Common Stock, there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock and no commitments to issue such securities or instruments, and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification)under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

                  SECTION 3.04  Financial Statements.
                                --------------------

              (a) Schedule 3.04(a) contains true and complete copies of (i) the audited balance sheet of the

Company at December 31, 1997 and the related audited statements of income, shareholders' equity and cash flows for the year then ended, together with the opinion thereon of Rubin, Brown, Gornstein & Co. LLP, the Company's independent accountants, and (ii) no later than June 28, 1998, Shareholder will provide Buyer with the unaudited balance sheet of the Company (the "Balance Sheet")
                                                            -------------
dated May 31, 1998 (the "Balance Sheet Date"), and the related unaudited
                         ------------------
statements of income, shareholders' equity and cash flows for the five-month period ended on the Balance Sheet Date (such audited and unaudited financial statements are collectively referred to as the "Financial Statements").
                                                --------------------
              (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and prior periods (except that the Balance Sheet and the related unaudited statements of income, shareholders' equity and cash flows for the five-month period ended on the Balance Sheet Date do not contain footnotes and are subject to year end adjustments which would not, either individually or in the aggregate, be material), have been derived from the accounting records of the Company and represent only actual, bona fide transactions.

                 SECTION 3.05  Title to Property; Encumbrances.
                               -------------------------------

              (a) The Company does not own any real property (other than leasehold interests with respect to the Leases) or any Structures.

              (b) The Company has, and immediately prior to the Closing will have, good, valid and marketable title to all personal property reflected on the Balance Sheet as owned by the Company, subject to changes in the Ordinary Course, and all personal property acquired by the Company since the Balance Sheet Date, subject to changes in the Ordinary Course, in each case free and clear of all Liens except Permitted Liens; provided, however, that the Company may transfer ownership of any life insurance policy it owns on the life of Lloyd
R. Abrams to Shareholder, with or without consideration therefor.

              (c) The Leases are the only real property leases or personal property leases to which the Company is a party. All the Leases are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any Lease any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance) by
         ----- -------
the Company thereunder or any other party thereto. For purposes of this Agreement, a "lease" shall include a sublease.

              (d) All equipment owned by the Company and all equipment held by the Company pursuant to personal property leases, if any, is, in the aggregate and considered as a whole, in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations.

                 SECTION 3.06  Inventory and Accounts Receivable.
                               ---------------------------------

              (a) All inventory set forth or reflected in the Balance Sheet, or acquired by the Company since the Balance Sheet Date, consists of a quality and quantity usable and saleable by the Company in the Ordinary Course. The value at which inventories are carried on the Balance Sheet reflects the normal inventory valuation policy of the Company, on a basis consistent with that used in the preparation of the audited balance sheet of Company at December 31, 1997, of stating inventory at its lower of cost or market value.

              (b) All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates and except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet) are valid and enforceable claims against the account debtor, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible in the Ordinary Course, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet.

                 SECTION 3.07 Compliance with Law. Except where it has not had a Material Adverse Effect, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement.

                 SECTION 3.08  Trademarks, Patents, Etc.
                               ------------------------

              (a) The Company has the right to use the name "Windsor" in connection with the sale of pre-framed art and mirrors in the contiguous United States of America and owns the toll free number 888-612-7792. No other patent, trademark, service mark, tradename, or copyright or license with respect to any of the foregoing (collectively herein, "Registered Rights"), is necessary to
                                        -----------------
permit the Company's business as now conducted or as heretofore conducted.

              (b) The Company has the unrestricted right to use every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, computer program (including source code), technical data, invention, process, confidential data and other information (collectively herein, "Proprietary
                                                               -----------
Information"),if any, required for or incident to the design, development,
-----------
manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others and without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any of the Proprietary Information. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

              (c) The Company has not sold, transferred, assigned, licensed, restricted, encumbered or subjected to any Lien, the name "Windsor" or any Proprietary Information or any interest therein except in connection with the Credit Facility and (ii) the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, Registered Rights or Proprietary Information.

              (d) There are no claims or demands of any Person pertaining to, or any Actions that are pending or threatened, which challenge the rights of the Company in respect of any Registered Rights or any Proprietary Information.

                 SECTION 3.09  Banking and Insurance.
                               ---------------------

              (a) The names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein will be made available to Buyer pursuant to Section 8.04 hereof.

              (b) All insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to, or associated with, the Company's business, operations, premises, properties, assets, employees, agents and directors will be made available to Buyer pursuant to Section 8.04 hereof (the "Policies"). No facts or
                                            --------
circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or the Shareholder.

                 SECTION 3.10  Indebtedness.
                               ------------

              (a) The Company has no liability or obligation for Indebtedness other than pursuant to the Credit Facility and the Leases. No event has occurred and no condition has become known to the Shareholder (other than the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or nonperformance by the Company or any other Person under the Credit Facility or the Leases that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. All documents associated with the Credit Facility and the Leases will be made available to Buyer pursuant to Section 8.04 hereof.

          (b) All agreements or instruments pursuant to which any of the Company's directors, employees or the Shareholder have guaranteed any Indebtedness of the Company

(the "Guaranties") will be made available to Buyer pursuant to Section 8.04
      ----------
hereof.

                 SECTION 3.11 Judgments; Litigation.
                              ---------------------

              (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or affecting the Company or its properties, assets or business, other than routine Actions in the Ordinary Course which, individually and in the aggregate, will not have a Material Adverse Effect. All such pending Actions shall be disclosed to Buyer in writing prior to the Closing Date.

              (b) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) Action threatened against the Company or its properties, assets or business, (iii) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

                 SECTION 3.12  Income and Other Taxes.
                               ----------------------

              (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all material respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. True, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period will be made available to Buyer pursuant to Section 8.04 hereof. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

              (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date other than those which have been recorded on the books and records of the Company.

              (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

              (d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

              (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity since January 1, 1994 and, to the knowledge of the Shareholder, prior to January 1, 1994. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Shareholders have no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

              (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group within the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

              (g) The Company has no unused net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution. No representation or warranty is made that such items are available for use by Buyer or its Affiliates.

                 SECTION 3.13 Corporate Records. The copies or originals of the
                              -----------------
Articles of Incorporation, Bylaws, minute books and stock records of the Company will be made available to Buyer pursuant to Section 8.04 hereof.

                 SECTION 3.14  Employee Benefit Matters.  Copies of all pension,
                               ------------------------
retirement, profit-sharing, employee stock ownership plan, deferred compensation, stock bonus or other similar plan; medical, vision, dental or other health plan; life insurance plan; vacation, severance, golden parachute or other similar plan or arrangement; stock option, stock appreciation or other similar plan or arrangement; and any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, which, in any case, relates to the Company will be made available to Buyer pursuant to Section 8.04 hereof.

                 SECTION 3.15 No Undisclosed Liabilities. Except (i) to the
                              --------------------------
extent set forth or provided for in the Financial Statements or the notes thereto, (ii) for obligations created pursuant to the Leases or (ii) for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof the Company has no material liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

          SECTION 3.16  Permits, Licenses, Etc.  The Company possesses, and is
                        ----------------------
operating in material compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) occupy, maintain, operate and use the Leased Real Property as it is currently used and proposed to be used (including, if applicable, with respect to storm water runoff and treatment of any of the Leased Real Property as a hazardous waste facility), (ii) conduct its business as currently conducted, and (iii) maintain and operate its employee benefit plans (the "Permits"). Each Permit has been lawfully and validly issued, and no
            -------
proceeding is pending or threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated hereby will not result in the revocation, suspension or limitation of any Permit and no Permit will require the consent of its issuing authority as a result of the consummation of the transactions contemplated hereby. All Permits will be made available to Buyer pursuant to Section 8.04 hereof.

          SECTION 3.17  Regulatory Filings.  The Company has made all required
                        ------------------
registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

          SECTION 3.18  Consents.  All consents, authorizations and approvals of
                        --------
any Person that are necessary in connection with the operations and business of the Company as currently conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company or will be obtained by the Company prior to the Closing Date.

          SECTION 3.19  Material Contracts; No Defaults.
                        -------------------------------

               (a) All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course and will be made available to Buyer pursuant to Section 8.04 hereof. Other than as disclosed on the Financial Statements or as reflected in the books and records of the Company, the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract. The Company has no sales order or sales contract that will result, upon completion of the performance thereof, in gross margins materially lower than those normally experienced by the Company for services or products covered by such sales order or sales contract.

               (b) All outstanding purchase orders and purchase commitments of the Company will be made available to Buyer pursuant to Section 8.04 hereof. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

               (c) All sales agency, sales representative and similar contracts or agreements of the Company and a description of the territory or market and the expiration or renewal date of each such contract or agreement will be made available to Buyer pursuant to Section 8.04 hereof.

               (d) There are no noncompetition agreements or covenants under which the Company or the Shareholder or any of the Company's officers, directors or key employees is obligated. The Company is not restricted by any agreement from carrying on its business anywhere in the world, and no officer, director or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. There are no noncompetition agreements or covenants in favor of the Company except those created in connection with the Agreement.

               (e) All written contracts, agreements, understandings, arrangements and commitments of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company will be made available to Buyer pursuant to Section 8.04 hereof.

There are no oral contracts, agreements, understandings, arrangements and commitments of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company. There are no oral contracts, agreements, understandings or commitments with any third party by which the Company's properties, rights or assets are bound, other than the Company's agreement to pay a $20,000 bonus to the President of the Company.

               (f) All other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto will be made available to Buyer pursuant to
Section 8.04 hereof. For the purposes of this subsection (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Company in excess of $15,000 or (iii) involves capital expenditures in excess of $15,000. Prior to the Closing Date, Buyer will be provided with a schedule of all such material agreements, contracts, understandings, arrangements and commitments, written or oral, which involve payments or receipts by the Company in excess of $25,000 other than sales orders, purchase orders and catalog supply orders.

               (g) No event or condition has occurred or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable
                                   ----- -------
delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any written or oral contract, agreement, arrangement, commitment or other understanding; and no Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or
             ----- -------
nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

          SECTION 3.20  Absence of Certain Changes.  Since the Balance Sheet
                        --------------------------
Date, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its material assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course (except with respect to the acquisition of new computer software and hardware); (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than the Company's agreement to pay a $20,000 bonus to the President of the Company or in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company, other than the agreement to pay said $20,000 bonus to the President of the Company; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any Plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal

Requirements; or (xv) entered into any material agreement or otherwise obligated itself to do any of the foregoing other than in the Ordinary Course (provided,
                                                                     --------
however, that, prior to the Closing Date, Buyer will be provided with a schedule
-------
of all such material agreements, contracts, understandings, arrangements and commitments, written or oral, which involve payments or receipts by the Company in excess of $25,000 other than sales orders, purchase orders and catalog supply orders).

           SECTION 3.21  Employees and Labor Matters.
                         ---------------------------

               (a) All contracts, agreements, plans, arrangements, commitments and understandings (formal and informal, including the Company's employee manual, if any) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant will be made available to Buyer pursuant to Section 8.04 hereof.

               (b) Copies of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated will be made available to Buyer pursuant to Section 8.04 hereof.

               (c) Except for the employment and labor agreements which will be made available to Buyer pursuant to Section 8.04 hereof, neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing. Other than pursuant to any agreement which will be made available to Buyer pursuant to Section 8.04 hereof, there is no agreement, arrangement, commitment or understanding between the Company and any of its employees which could prohibit the Company from modifying the work schedule of its employees.

               (d) There is not occurring or threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its premises or products. Except for activities by the unions that are parties to any of the agreements which will be made available to Buyer pursuant to Section 8.04 hereof, no union or other labor organization has attempted to organize any of the employees of the Company.

               (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect, and no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

          SECTION 3.22  Affiliations. No Shareholder, officer, director or key
                        ------------
employee of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected, except as recited in the Consulting Agreement referred to in Section 6.02(d).

           SECTION 3.23  Principal Customers and Suppliers.
                         ---------------------------------

               (a) The name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date will be made available to Buyer pursuant to Section 8.04 hereof, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

               (b) Each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date will be made available to Buyer pursuant to Section
8.04 hereof, and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

          SECTION 3.24  Warranty Liability.  All written warranties granted or
                        ------------------
made with respect to services rendered or products sold by the Company, and the Company's aggregate expense related to such warranties for each of the last three years will be made available to Buyer pursuant to Section 8.04 hereof.

           SECTION 3.25  Hazardous Materials.
                         -------------------

               (a) Except for Hazardous Material used in the Ordinary Course, no Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or is presently located on or under any Leased Real Property (or any property adjoining any Leased Real Property), (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

               (b) No notice, citation, summons or order has been received by the Company or any Shareholder, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Shareholder's knowledge, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company of any Environmental Law or (ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

               (c) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material. All Material Safety Data Sheets applicable to the Company's operations at the Leased Real

Property will be made available to Buyer pursuant to Section 8.04 hereof.

               (d) No above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the Company, except in the Ordinary Course. Information relating to all such storage tanks will be made available to Buyer pursuant to Section 8.04 hereof, and prior to the Closing Date Buyer will be provided with a schedule of all such storage tanks with a capacity in excess of fifty-five (55) gallons.

               (e) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

               (f) There have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted in relation to any Leased Real Property except those that indicated no violation of any Legal Requirement, or if a violation was indicated, such violation has been remedied.

               (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company except in the Ordinary Course with licensed and qualified carriers.

          SECTION 3.26  Brokers' Fees.  No broker, finder or similar agent has
                        -------------
been employed by or on behalf of the Company or the Shareholder in connection with this Agreement or the transactions contemplated hereby, and neither the Company nor the Shareholder has entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION 3.27  Disclosure.  No representation or warranty of the
                        ----------
Shareholder in this Agreement and no information contained in any Schedule or other writing delivered by the Shareholder pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that the Shareholder has not disclosed to Buyer in writing that has had or, insofar as the Shareholder can now foresee, may have a Material Adverse Effect on the ability of the Shareholder to perform fully this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                REGARDING BUYER
                                ---------------

          Buyer represents and warrants to the best of Buyer's knowledge and belief to, and covenants and agrees with, Shareholder (other than with respect to Sections 4.01, 4.02, 4,03 and 4.04, which representations and warranties are not qualified to the best of Buyer's knowledge and belief) that:

          SECTION 4.01  Organization, Power and Authority of Buyer.  Buyer has
                        ------------------------------------------
been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

          SECTION 4.02  Authorization.  Buyer has the corporate power and
                        -------------
authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by Buyer. This Agreement, upon its execution and delivery by Buyer (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03.  No Conflict or Violation.  Subject to compliance with
                         ------------------------
the applicable requirements of the Securities Act and any applicable state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Buyer is a party or by which Buyer is bound or affected or to which any of the property or assets of Buyer is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of Buyer or (d) otherwise adversely affect the contractual or other legal rights or privileges of Buyer. Schedule 4.03 sets forth a list of all agreements to which Buyer is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION 4.04   Capitalization.  The authorized capital stock of Buyer
                         --------------
consists of (i) 60,000,000 shares of Buyer Common Stock, of which 16,624,684 were issued and outstanding on June 1, 1998,(ii) 2,500,000 shares of Class B Common Stock, par value $.001 per share, of which 2,374,750 were issued and outstanding on June 1, 1998 and (iii) 5,300,000 shares of preferred stock, par value $.01 per share, of which 666,638 were issued and outstanding on June 1, 1998. All of the issued and outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

          SECTION 4.05  Consents and Approvals.  No consent, approval,
                        ----------------------
authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

          SECTION 4.06  Reports and Financial Statements. Buyer will deliver to
                        --------------------------------
Shareholder prior to June 28, 1998 accurate copies, as amended or supplemented, of its (i)

Quarterly Report on Form 10-Q for the fiscal quarters ended September 30,1997, December 31, 1997, and March 31, 1998 (ii) Annual Report on Form 10-K for the fiscal year ended June 30, 1997, each as filed with the Securities and Exchange Commission (the "SEC"), and (iii) all other reports filed by the Buyer under
                 ---
Section 13 of the Exchange Act with the SEC since March 31, 1998 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports
                                            -------------
include all of the documents required to be filed by the Buyer under the Exchange Act with the SEC since June 30, 1997. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          SECTION 4.07  Brokers' Fees.  Except for a fee which may be payable to
                        -------------
Henry Goldman by Buyer, no broker, finder or similar agent has been employed by or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and Buyer has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION 4.08  Disclosure.  No representation or warranty of the Buyer
                        ----------
in this Agreement and no information contained in any other writing delivered by Buyer to the Company or the Shareholder pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. To the knowledge of Buyer, there is no fact that the Buyer has not disclosed to the Company or the

Shareholder in writing that has had or, insofar as the Buyer can now foresee, may have a Material Adverse Effect on the ability of Buyer to fully perform this Agreement.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                           REGARDING THE SHAREHOLDER
                           -------------------------

          Shareholder hereby represents and warrants to, and covenants and agrees with, Buyer that:

          SECTION 5.01  Ownership of Shares.  The Shareholder owns of record and
                        -------------------
beneficially the Shares, and has, and immediately prior to the Closing the Shareholder will have, good and marketable title to the Shares free and clear of all Liens, other than the agreements and commitments contained herein or contemplated hereby.

          SECTION 5.02  Delivery of Good Title.  All consents, approvals,
                        ----------------------
authorizations and orders necessary for the sale and delivery of the Shares to be sold by the Shareholder hereunder have been obtained, and the Shareholder has, and immediately prior to the Closing the Shareholder will have, full right, power, authority and capacity to sell, assign, transfer and deliver the Shares pursuant to this Agreement, subject to obtaining the requisite approval of the shareholders of Shareholder necessary pursuant to Missouri law to convey substantially all of the assets of Shareholder. Upon delivery of the Shares and payment of the consideration therefor pursuant to this Agreement, valid and marketable title to the Shares, free and clear of all Liens (other than any Lien created by Buyer) will pass to Buyer.

          SECTION 5.03  Authorization.  The Shareholder has the corporate power
                        -------------
and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement, subject to the approval of the shareholders of Shareholder as recited above. The execution and delivery by the Shareholder of this Agreement, and the consummation by the Shareholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Shareholder other than the approval of the shareholders of Shareholder as recited above. Subject to the approval of the shareholders of Shareholder as recited above, this Agreement, upon its execution and delivery by the

Shareholder (assuming the due authorization, execution and delivery hereof by Buyer), will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.04  No Conflict or Violation.  Subject to compliance with
                        ------------------------
the applicable requirements of the Securities Act and any applicable state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Shareholder is a party, other than the Credit Facility or the Leases, or by which the Shareholder is bound or affected or to which any of the property or assets of the Shareholder is bound or affected, other than the Credit Facility or the Leases, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Shareholder or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of the Shareholder, other than pursuant to the terms of this Agreement, or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Shareholder. The Credit Facility and Leases identified above may require the consent of one or more parties thereto to one or more of the transactions contemplated hereby.

           SECTION 5.05  Restrictions on Transfer of Buyer Common Stock Under
                         ----------------------------------------------------
Securities Laws.
---------------

               (a) The Shareholder understands and agrees that the shares of Buyer Common Stock it will acquire under the Securities Purchase Agreement have not been registered under the Securities Act and that, accordingly, such shares will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Shareholder acknowledges that it must bear the economic risk of its investment in such shares of Buyer Common Stock for an indefinite period of time since such shares have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.

               (b) The Shareholder hereby represents and warrants that it is acquiring the shares of Buyer Common Stock under the Securities Purchase Agreement for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

               (c)  The Shareholder hereby agrees with Buyer as follows:

                    (i) The certificates evidencing the shares of Buyer Common Stock it will acquire under the Securities Purchase Agreement, and each instrument or certificate issued in transfer thereof, will bear substantially the following legends:

           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion of counsel (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

           "The securities evidenced by this certificate are subject to, and transferable only in accordance with, the provisions of a Stock Purchase Agreement between Bentley International, Inc. and Interiors, Inc. (the "Company"). A copy of this agreement is on file in the office of the Secretary of the Company."

                    (ii) The certificates representing such shares of Buyer Common Stock, and each instrument or certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                    (iii) Absent an effective registration statement under the Securities Act, covering the disposition of the shares of Buyer Common Stock which the Shareholder acquires under the Securities Purchase Agreement, the Shareholder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of such shares of Buyer Common Stock without first providing Buyer with an opinion of counsel (which may be counsel for Buyer) to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

                    (iv) The Shareholder consents to Buyer's making a notation on its records or giving instructions to any transfer agent of the Buyer Common Stock in order to implement the restrictions on transfer set forth in this subsection (c).

          SECTION 5.06  Registration Rights.  Commencing on the Closing Date, if
                        -------------------
and whenever Buyer shall prepare a registration statement under the Securities Act on Form S-3 covering shares of Buyer Common Stock, Buyer agrees to give promptly written notice to the Shareholder that such registration is to be effected. Buyer agrees to include in such registration statement such shares of Buyer Common Stock owned by the Shareholder for which Buyer has received a written request to register such shares by the Shareholder within thirty (30) days after the receipt of written notice from Buyer.


                                   ARTICLE VI

                CONDITIONS TO THE CONSUMMATION OF THE AGREEMENT
                -----------------------------------------------

          SECTION 6.01  Conditions to Obligations of Buyer. Notwithstanding any
                        ----------------------------------
other provision of this Agreement, the obligations of Buyer to consummate the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The representations and warranties of the Shareholder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and Shareholder shall have complied with all covenants and agreements and satisfied all conditions on the Company's or its part, as applicable, to be performed or satisfied on or prior to the Closing Date.

               (b) Buyer shall have received from Shareholder a certificate dated the Closing Date in substantially the form attached as Annex C hereto.

               (c) Buyer shall have received a certificate from the Chief Executive Officer of the Company in substantially the form attached as Annex D hereto.

               (d) Buyer shall have received a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date in substantially the form attached as Annex E hereto.

               (e) Lloyd R. Abrams shall have entered into a Non-Competition Agreement with Buyer substantially in the form attached as Annex F hereto.

               (f) Buyer, the Escrow Agent and the Shareholder shall have entered into the Escrow Agreement.

               (g) All authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained and the Liens on the assets and properties of the Company listed on Schedule 6.01(g) will be released or terminated upon Closing.

               (h) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

               (i) The shareholders of the Shareholder shall have approved the adoption of the Agreement and any other matters required to be approved by them under applicable Legal Requirements.

          SECTION 6.02  Conditions to Obligations of the Shareholder.
                        --------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the Shareholder to consummate the Agreement and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

               (b) The Shareholder shall have received a certificate from the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex G hereto.

               (c) The Shareholder shall have received a certificate from the President of Buyer in substantially the form attached as Annex H hereto.

               (d) Lloyd R. Abrams shall have entered into a Consulting Agreement with Company, the terms of which shall have been guaranteed by Buyer, substantially in the form attached as Annex I hereto.

               (e) Buyer shall have entered into a Pledge Agreement with the Shareholder substantially in the form attached as Annex J hereto.

               (f) Max and Laurie Munn shall have entered into a Continuing Guaranty in favor of Shareholder substantially in the form attached as Annex K hereto.

               (g) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Shareholder and its counsel.

               (h) Buyer and the Shareholder shall have entered into a Securities Purchase Agreement substantially in the form attached as Annex L hereto (the "Securities Purchase Agreement"), and Buyer simultaneously with the
             ------------------------------

Closing hereunder shall have paid to Shareholder the consideration recited in Securities Purchase Agreement.

               (i) All guarantees of Shareholder relating to obligations of the Company (other than the Credit Facility) shall have been canceled and Shareholder shall have been released of any other obligations whatsoever with respect to the Leases and any other Indebtedness, obligation or liability of Company (other than the Credit Facility).

               (j) Buyer and Shareholder shall have executed the Windsor Voting Trust Agreement and the Bentley Voting Trust Agreement (the latter substantially in the form attached hereto as Annex O) and all other documents required by the terms of such agreements.


                                  ARTICLE VII

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

          During the period commencing on the date hereof and continuing through the Closing Date, the Shareholder covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

          SECTION 7.01  Qualification.  The Shareholder shall cause the Company
                        -------------
to maintain all qualifications to transact business and remain in good standing in the foreign jurisdictions set forth in Section 3.01(a).

          SECTION 7.02  Ordinary Course.  The Shareholder shall cause the
                        ---------------
Company to conduct its business in, and only in, the Ordinary Course and preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date; provided, however, that the foregoing shall in no event prohibit the Company from continuing its program to upgrade and replace its computer hardware and software. The Shareholder shall cause the Company to maintain its properties and assets in good condition and repair.

          SECTION 7.03  Organic Changes.  The Shareholder shall not permit the
                        ---------------
Company to (a) amend its Articles of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than in the Ordinary Course (provided that any dividends paid by the Company to the Shareholder shall not exceed $15,000.00 per month), or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell or agree to issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do so.

          SECTION 7.04  Indebtedness.  The Shareholder shall not permit the
                        ------------
Company to incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person except in the Ordinary Course. The Shareholder shall not permit the Company to restructure or refinance its existing Indebtedness.

          SECTION 7.05  Accounting.  The Shareholder shall not permit the
                        ----------
Company to make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Shareholder shall cause the Company to maintain its books, records and accounts in accordance with GAAP.

          SECTION 7.06  Compliance with Legal Requirements. The Shareholder
                        ----------------------------------
shall cause the Company to comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Company, or upon any of its Affiliates, in connection therewith or herewith.

          SECTION 7.07  Disposition of Assets.  The Shareholder shall not permit
                        ---------------------
the Company to sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien not disclosed herein to Buyer upon any of, its material properties or assets, tangible or intangible, or any interest therein.

          SECTION 7.08  Compensation.  The Shareholder shall not permit the
                        ------------
Company to (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company, other than the $20,000 bonus heretofore accrued for the President of the Company.

          SECTION 7.09  Modification or Breach of Agreements; New Agreements.
                        ----------------------------------------------------
The Shareholder shall not permit the Company to terminate or modify, or commit or cause or suffer to be committed any act (other than an act required by the terms of this Agreement) that will result in breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Shareholder will not permit the Company to become a party to any contract or commitment other than in the Ordinary Course. Subject to any requirement within this Agreement, the Shareholder will cause the Company to meet all of its contractual obligations in accordance with their respective terms.

          SECTION 7.10  Capital Expenditures.  Except for capital expenditures
                        --------------------
or commitments with regard to the upgrade of the Company's computer system (the cost of which upgrade will not exceed $25,000 in the aggregate) and for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which for repairs only shall not exceed $20,000 in the aggregate), the Shareholder shall not permit the Company to purchase or enter into any contract to purchase any capital assets.

          SECTION 7.11  Maintain Insurance.  The Shareholder shall cause the
                        ------------------
Company to maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled; provided, however, that the Company may replace any existing one of its Policies with another that provides equivalent or enhanced coverage at any time.

          SECTION 7.12  Discharge.  The Shareholder shall not permit the Company
                        ---------
to cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

          SECTION 7.13  Actions.  The Shareholder shall not permit the Company
                        -------
to institute, settle or agree to settle any Action before any Governmental
Entity.

          SECTION 7.14  Permits.  The Shareholder shall cause the Company to
                        -------
maintain in full force and effect, and comply with, all Permits.

          SECTION 7.15  Tax Assessments and Audits.  The Shareholder shall cause
                        --------------------------
the Company to furnish promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Shareholder shall cause the Company to promptly inform Buyer, and permit the participation in and control by Buyer, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Buyer.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS
                              --------------------

          SECTION 8.01  Covenants of the Shareholder. During the period
                        ----------------------------
commencing on the date hereof and continuing through the Closing Date, the Shareholder agrees to:

          (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or upon any of its affiliates in connection therewith or herewith;

          (b) use its reasonable commercial efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company or the Shareholder, as applicable, in connection with the transactions contemplated by this Agreement;

          (c) use its reasonable commercial efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.01 of this Agreement;

          (d) promptly advise Buyer orally and, within three (3) Business Days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect; and

          (e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION 8.02  Covenants of Buyer.  During the period commencing on the
                        ------------------
date hereof and continuing through the Closing Date, Buyer agrees to:

          (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company and the Shareholder in connection with any such requirements imposed upon the Shareholder or the Company or upon any of the Affiliates of the Company in connection therewith or herewith;

          (b) use its reasonable commercial efforts to obtain (and to cooperate with Shareholder and Company in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

          (c) use its reasonable commercial efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP; and

          (d) use its reasonable commercial efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.02 of this Agreement.

          SECTION 8.03  Confidentiality. Each of the parties hereto acknowledges
                        ---------------
that all information, documents, customer lists, patents, trademarks, copyrights, materials, specifications, business strategies, information or any other ideas which directly relate to the business of the other party (collectively, "Confidential Information") shall be the exclusive, confidential
                ------------------------
property of such other party, except to the extent expressly authorized in writing for dissemination. From the date of this Agreement through and including the twenty-fourth (24th) month following the Closing Date, each party shall not disclose any of such Confidential Information of the other party to any third party without the prior written consent of the other party and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information. The foregoing restrictions shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosures by the non-disclosing party, (ii) was available to the non-disclosing party on a non-confidential basis prior to disclosure to it by the other party, (iii) becomes available to the non-disclosing party on a non-confidential basis from any source other than the disclosing party, provided such source is not bound by a confidentiality agreement with one of the parties hereto, or (iv) is required to be disclosed by any Governmental Entity. In addition, the obligations set forth in this Section 8.03 shall not apply to Buyer with respect to Confidential Information which is acquired by Buyer as a result of the consummation of the transactions contemplated herein.

          SECTION 8.04  Access and Information.  Between the date hereof and the
                        ----------------------
Closing Date, (i) the Shareholder will cause the Company's officers, directors, key employees and advisors to permit, Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Buyer and (ii) Buyer will permit the Shareholder and its representatives and agents access to Buyer's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by the Shareholder.

          SECTION 8.05  Expenses.  Except as otherwise specifically provided
                        --------
herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents. The fees and expenses of the Escrow Agent under the Escrow Agreement will be shared one-half by Buyer and one-half by the Shareholder.

          SECTION 8.06  Certain Notifications.  At all times from the date
                        ---------------------
hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (i) render any statement, representation or warranty of such party in this Agreement (including the Schedules hereto) inaccurate or incomplete in any material respect or (ii) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or
(iii) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

          SECTION 8.07  Publicity; Employee Communications. At all times prior
                        ----------------------------------
to the Closing Date, each party shall obtain the consent of all other parties hereto, which shall not be unreasonably withheld, prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any
        --------  -------
information to any of is representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section 8.07. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

     SECTION 8.08  Further Assurances.
                   ------------------

          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

          (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholder or the proper officers or directors of the Company or Buyer, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

     SECTION 8.09  Inconsistent Action.  Buyer and Shareholder shall not
                   -------------------
take or suffer to be taken, and Shareholder shall not permit the Company to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of the Buyer or Shareholder, respectively, in this Agreement to be untrue, incorrect, incomplete or misleading.

     SECTION 8.10  Post-Termination Employment.  The Shareholder
                   ---------------------------
acknowledges and agrees that, subject to any written contracts of employment, if any, after the Closing (a) Buyer shall not be required to employ or retain any employee of the Company or any other Person, and (b) Buyer, in its sole and absolute discretion, may cause the Company to retain all, some, or none of such employees.

     SECTION 8.11  Competing Offers; Merger or Liquidation.  The
                   ---------------------------------------
Shareholder agrees that it will not, and the Shareholder will cause the Company not to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage discussions with, or the submissions of bids, offers or proposals by, any

Person with respect to an acquisition of the Shares, and the Shareholder will not, and the Shareholder will not permit the Company to, engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Shareholder shall not, and the Shareholder shall not permit the Company to, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Buyer and its representatives, with a view to engaging, or preparing to engage, that Person with respect to any matters referenced in this Section. The Shareholder shall ensure that the Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

     SECTION 8.12 Limitation on Indebtedness.
                  --------------------------

          (a) Buyer covenants and agrees with the Shareholder that, from and after the Closing Date and so long as either of the Promissory Notes is outstanding, without the written consent of the Shareholder, which Shareholder may withhold in Shareholder's absolute discretion, Buyer shall not permit the Company to incur Indebtedness from any senior, secured lender in an amount which exceeds, in the aggregate, (i) 85% of the Company's eligible receivables (as such term is customarily defined by such senior, secured lender), plus (ii) 50% of the Company's eligible inventory (as such term is customarily defined by such senior, secured lender), plus (iii) the ordinary advance rate (as set by such senior, secured lender) for the Company's machinery and equipment.

          (b) Notwithstanding the limitations set forth in Section 8.12(a), the Shareholder hereby consents to the Company's incurrence of Indebtedness in excess of such limitations, up to a maximum of One Million Dollars ($1,000,000.00) (the "Mezzanine Financing"), if the Second Promissory Note has
                      -------------------
been paid in full on or prior to September 30, 1998.

          (c) In the event that the First Promissory Note remains outstanding and the Mezzanine Financing, if any, has not been repaid by December 31, 1998 (the "Agreed Repayment Date"), Buyer shall pay to the Shareholder the sum of
      ---------------------
$250,000 no later than ten (10) Business Days after the Agreed Repayment Date. If the Mezzanine Financing remains outstanding on the six-month anniversary of the Agreed Repayment Date or on any subsequent six-month anniversary date on which the First Promissory Note is outstanding (i.e., June 30 and
                                                        ----
December 31 of each year), then Buyer shall pay to the Shareholder the sum of $100,000 no later than ten (10) Business Days after each such anniversary date on which the Mezzanine Financing remains outstanding. If there exists a reasonable likelihood that the Mezzanine Financing, if any, will not be repaid prior to the Agreed Repayment Date, Buyer will notify Shareholder of such likelihood no later than three (3) Business Days prior to the Agreed Repayment Date. Failure to make the payments recited above in this subsection 8.12(c) in a timely fashion shall be considered a Default under the First Promissory Note.

          (d) Upon the repayment of the Mezzanine Financing, if any, and provided that at such time the First Promissory Note remains outstanding, Buyer agrees to use its best efforts to obtain the approval of the Company's senior, secured lender to cause the Company to enter into a guaranty of the First Promissory Note and to grant in favor of the Shareholder a subordinate lien on the assets of the Company as security for the Company's obligations under such guaranty.

          SECTION 8.12 Subordination.  The Shareholder agrees that the
                       -------------
Promissory Notes shall be subordinated in right of payment to payment of Buyer's Indebtedness to any senior, secured lender. The Shareholder further agrees that, at the request of Buyer, it shall execute a Subordination Agreement containing terms similar to those set forth in Annex M hereto in favor of any such senior, secured lender.

          SECTION 8.13 Right to Repurchase Buyer Common Stock.  In the event
                       --------------------------------------
that, on or prior to December 31, 1998, (i) the First Promissory Note has been repaid in full, (ii) the Mezzanine Financing, if any, has been repaid in full and (iii) the Consulting Agreement has been repurchased pursuant to the terms thereof, then Buyer shall have the option, but not the obligation, to repurchase the shares of Buyer Common Stock which have been issued to the Shareholder pursuant to the Securities Purchase Agreement (the "Buyer Shares") on or prior
                                                    ------------
to December 31, 1998 for a purchase price equal to One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000.00) (the "Repayment Price"); provided,
                                                   ---------------    --------
however, that if prior to December 31, 1998 Buyer consummates an underwritten
-------
public offering of Buyer Common Stock pursuant to a registration statement declared effective under the Securities Act in which the aggregate gross proceeds (before underwriting fees, commissions and discounts) are at least Fifteen Million Dollars ($15,000,000.00), then Buyer shall have the obligation, and not the option, to repurchase the Buyer Shares for the Repayment Price.

     SECTION 8.14 Obligation to Repay Credit Facility. Buyer covenants to
                  -----------------------------------
use its best efforts to (i) cause the Company to pay all outstanding amounts with respect to the Credit Facility and (ii) obtain an unconditional release of all obligations of Shareholder with respect thereto on or before September 30, 1998. Buyer acknowledges that Buyer has been informed that prior to the Closing the agreement with respect to the Credit Facility will be amended to permit the sale of the Shares to Buyer and to make payments of all outstanding amounts with respect to the Credit Facility due on September 30, 1998. Buyer hereby consents to such amendments.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     SECTION 9.01 Termination.  This Agreement may be terminated at any
                  -----------
time prior to the Closing:

          (a)  by mutual consent of all of the parties hereto;

          (b) by the Shareholder, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if the Closing shall not have taken place on or before August 15, 1998 (or such later date as Buyer and the Shareholder may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

          (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Shareholder under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 6.01 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

          (d) by the Shareholder if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 6.02 have not been met on the Closing Date, and, in each case, the Shareholder is not then in material default of its obligations hereunder.

     SECTION 9.02  Effect of Termination.
                   ---------------------

          (a) In the case of any termination of this Agreement, the provisions of Sections 8.03 and 8.05 shall remain in full force and effect.

          (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

          (c)  In the event of termination of this Agreement as provided in
Section 9.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

     SECTION 9.03  Amendment.  This Agreement may be amended only by a
                   ---------
written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.03 shall be binding upon all parties hereto.

     SECTION 9.04  Waiver.  Any term or provision of this Agreement may be
                   ------
waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.04 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

     SECTION 10.01  Survival of Representations and Warranties and Covenants.
                    --------------------------------------------------------

          (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the first anniversary of the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled);

provided, however, that the representations and warranties contained in Article
--------  -------
V and in Sections 3.01, 3.02, 3.03, 3.12 and 3.25 shall survive until the expiration of the applicable statute of limitations.

          (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 11.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

     SECTION 10.02  Indemnification.
                    ---------------

          (a) Subject to the limitations set forth in this Article X, the Shareholder covenants and agrees to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Shareholder in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, (ii) the failure of the Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by the Shareholder pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date.

          (b) Subject to the limitations set forth in this Article X, Buyer covenants and agrees to defend, indemnify and hold harmless the Shareholder from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

          (c) The rights to indemnification set forth in this Section 10.02 shall be the sole and exclusive remedies of the parties with respect to the breach of this Agreement, including without limitation the breach of any representation, warranty, covenant or agreement contained in this Agreement. Each party hereto shall retain all rights and remedies to which it may be entitled under applicable law for matters other than the breach of this Agreement (including, without limitation, conduct constituting fraud by any party hereto in connection with the transactions contemplated hereby).

     SECTION 10.03  Third Party Claims.
                    ------------------

          (a) If any party entitled to be indemnified pursuant to Section 10.02 (an "Indemnified Party") receives notice of the assertion by any third party of
     -----------------
any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with
                                                     -------------------
respect to which another party hereto (an "Indemnifying Party") is or may be
                                           ------------------
obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the
                                               ------------
Indemnifiable Claim; provided, however, that the failure to provide such notice
                     --------  -------
shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

          (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying

Party in connection therewith; provided, however, that (i) the Indemnifying
                               --------  -------
Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which shall not be unreasonably withheld. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

          (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided,
                                                                  --------
however, that the Indemnified Party shall notify the Indemnifying Party of any
-------
compromise or settlement of any such Indemnifiable Claim.

          (d) Anything contained in this Section 10.03 to the contrary notwithstanding, the Shareholder shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Company which Buyer determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of Buyer or the Company; provided,
                                                               --------
however, if such equitable relief portion of the Indemnifiable Claim can be so
-------
separated from that for money damages, the Shareholders shall be entitled to assume the defense of the portion relating to money damages.

                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

          SECTION 11.01  Notices.  All notices and other communications under or
                         -------
in connection with this Agreement shall be in writing and shall be deemed given
(a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses:

               (a)  If to Buyer  addressed to:

                    Interiors, Inc.
                    320 Washington Street
                    Mt. Vernon, New York 10553-1017
                    Facsimile: (914) 665-5469

                    Attention: Mr. Max Munn

                    With copies to:

                    Paul, Hastings, Janofsky & Walker LLP
                    Twenty-Third Floor
                    555 South Flower Street
                    Los Angeles, California 90071
                    Facsimile:  (213) 627-0705

                    Attention:  DeAnne H. Ozaki, Esq.

                    and

                    Mr. Dennis D'Amore
                    1755 Glendale Boulevard
                    Los Angeles, California 90026
                    Facsimile: (213) 664-5679

                    and

                    Irvin Rothfarb, Esq.
                    15 West 53/rd/ Street
                    New York, New York 10019
                    Facsimile: (212) 262-6228

               (b) If to the Shareholder, addressed to:

                    Mr. Lloyd R. Abrams, Pres.
                    Bentley International, Inc.
                    9719 Conway Road
                    St. Louis, MO 63124
                    Facsimile: 314-569-1512

                    With a copy to:

                    Mr. Richard B. Rothman
                    Riezman & Blitz, P.C.
                    7700 Bonhomme Ave.  7th Floor
                    St. Louis, MO 63105
                    Facsimile: 314-727-6458

          SECTION 11.02  Severability.  If any term or provision of this
                         ------------
Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          SECTION 11.03  Entire Agreement.  Except as specifically set forth
                         ----------------
herein, this Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

          SECTION 11.04  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may
                                          --------  -------
assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this
         ---------
Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.


     SECTION 11.05 Counterparts. This Agreement may be executed in one or
                   ------------
more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

     SECTION 11.06  Schedules and Annexes.  The schedules and annexes to
                    ---------------------
this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     SECTION 11.07  Construction.
                    ------------

          (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

          (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

     SECTION 11.08 Consent to Jurisdiction.  Each party hereto irrevocably
                   -----------------------
submits to the jurisdiction of the courts of the State of Missouri and the United States District Court for the Eastern District of Missouri for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 11.09  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

                                  ARTICLE XII

                                  TAX MATTERS

     SECTION 12.01  Liability for Taxes.
                    -------------------

          (a) Taxable Periods Ending On or Before the Closing Date.  The
              ----------------------------------------------------
Shareholder shall be liable for, and shall indemnify and hold Buyer and the Company harmless against, all Taxes (other than Taxes which result from actions precipitated by Buyer) for any taxable year or taxable period ending on or before the Closing Date due or payable by the Company (including any liability that arises because the Company ceases on the Closing Date to be a member of a group filing consolidated, combined or unitary Tax Returns) or with respect to the income of any member of the Shareholder's consolidated group (other than the Company) for any year in which the Company was a member of such group.

          (b) Taxable Periods Commencing On or After the Closing Date.  Buyer
              -------------------------------------------------------
shall be liable for, and shall hold, indemnify and hold the Shareholder harmless against (i) all Taxes for any taxable year or taxable period commencing on or after the Closing Date, due or payable by the Buyer or the Company, and (ii) any and all Taxes resulting from any election made by the Buyer or the Company imposed on the Buyer or the Company by the Internal Revenue Service (the "IRS")
                                                                          ---
under Section 338 the Code.

     SECTION 12.02  Administrative Matters.
                    ----------------------

          (a) The Shareholder shall prepare and file or cause to be prepared and filed all federal income Tax Returns and consolidated or combined state income Tax Returns, if any, which are required to be filed with respect to the Company for taxable periods ending on or prior to the Closing Date and shall timely pay or cause to be paid in full all Taxes on such Tax Returns shown to be due with respect to such periods, subject to Section 12.01. In preparing the Tax Returns described in the previous sentence, the operations of the Company through the day prior to the Closing Date shall be included in such consolidated federal income Tax Return and in such consolidated or combined state Tax Returns, if any. In order to facilitate such filings, Buyer shall cause the Company to prepare (in accordance with tax accounting methods, elections, and positions utilized in prior years) and transmit to the Shareholder no later than September 15, 1998 pro-forma returns for the Company and for such taxable periods.

          (b) On the day prior to the Closing, the Shareholder shall cause any and all tax sharing arrangements between itself and the Company to be terminated and of no further force and effect.

     SECTION 12.03  Refunds or Credits.
                    ------------------

          (a) Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date, shall be for the account of the Shareholder, and, to the extent that such refunds or credits are attributable to taxable periods beginning after the Closing Date (including a Section 338 return), such refunds or credits shall be for the account of Buyer. Buyer shall cause the Company promptly to forward to the Shareholder or to reimburse the Shareholder for any such refunds or credits due the Shareholder after receipt thereof by any of Buyer or the Company and the Shareholder shall promptly forward to Buyer or reimburse Buyer for any refunds or credits due Buyer after receipt thereof by the Shareholder.

          (b) If an audit examination of any federal income tax return of the Shareholder, or the Company for taxable periods ending on or before the Closing Date by the IRS shall result (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits (the "Changes") reflected on Buyer's
                                                -------
consolidated federal income tax return for any taxable periods commencing after the Closing Date, the Shareholder will notify Buyer (Buyer and the Shareholder, for the purposes of this subsection 12.03(b), shall be deemed to include, where appropriate, the consolidated group for federal income tax purposes of which such party is a member) and provide it with all necessary information so that it can reflect on the Tax Returns of Buyer or the Company any appropriate Changes. If as a result of such Changes, Buyer enjoys a net federal income tax benefit (the federal income tax for purposes of this Agreement, shall include the alternative minimum tax) from an increase in deductions, losses or tax credits and/or a decrease in the income, gains or recapture of tax credits (after taking into account the deferral of, or decrease in, deductions, losses or tax credits, or acceleration of, or increase in, income, gain or recapture of tax credits suffered by Buyer as a result in such Changes) ("Buyer Benefits") for all
                                                 --------------
taxable periods commencing after the Closing Date, Buyer shall promptly make payments to the

Shareholder as and when Buyer realizes such Buyer Benefits. For purposes of this subsection 12.03(b), if a net operating loss of Buyer is increased as a result of the use of Buyer Benefits, Buyer shall be deemed to have realized Buyer Benefits in an amount equal to forty one percent (41%) of such increase. Such Buyer Benefits will be claimed (in a manner to be determined by Buyer in Buyer's reasonable judgment) on the appropriate federal income tax returns commencing with its next federal income tax return after it has received all necessary information from the Shareholder, or in amended returns or claims for refund filed within a reasonable period of time after Buyer receives all necessary information. In addition, if Buyer unreasonably fails to claim such Buyer Benefits as described in this paragraph, Buyer shall be liable to the Shareholder for the amount it would have been required to pay to the Shareholder under this subsection 12.03(b) if such Buyer Benefits had been claimed by Buyer.

          (c) If an audit examination of any federal income tax return of Buyer, or the Company for taxable periods commencing after the Closing Date by the IRS shall result (by settlement or otherwise) in any Change reflected on Shareholder's consolidated federal income tax return for any taxable periods ending on or before the Closing Date, Buyer will notify the Shareholder and provide it with all necessary information so that it can reflect on the Tax Returns of the Shareholder or the Company any appropriate Changes. If as a result of such Changes, the Shareholder enjoys a net federal income tax benefit from an increase in deductions, losses or tax credits and/or a decrease in the income, gains or recapture of tax credits (after taking into account the deferral of, or decrease in deductions, losses or tax credits, or acceleration of, or increase in, income, gain or recapture of tax credits suffered by the Shareholder as a result of such Changes) ("Shareholder Benefits") for all
                                          ---------------------
taxable periods ending on or before the Closing Date, the Shareholder shall promptly make payments to Buyer as and when the Shareholder realizes such
Shareholder Benefits.   For purposes of this subsection 12.03(c), if a net
operating loss of Shareholder is increased as a result of the use of Shareholder Benefits, Shareholder shall be deemed to have realized Shareholder Benefits in an amount equal to forty one percent (41%) of such increase. Such Shareholder Benefits will be claimed (in a manner to be determined by the Shareholder in the Shareholder's reasonable judgment) on the appropriate federal income tax returns commencing with its next federal income tax return, after it has received all necessary information from Buyer, or in amended returns or claims for refund filed within a reasonable period of time after the Shareholder receives all necessary information. In addition, if the Shareholder unreasonably fails to claim such Shareholder Benefits as described in this paragraph, the Shareholder shall be liable to Buyer for the amount it would have been required to pay to Buyer under this subsection 12.03(c) if such Shareholder Benefits had been claimed by the Shareholder.

          SECTION 12.04  Cooperation With Respect to Tax Matters.  Shareholder
                         ---------------------------------------
and Buyer recognize that Company has joined with certain subsidiaries of Shareholder in filing unitary, consolidated or combined Tax Returns. Accordingly, after the Closing, Shareholder and Buyer (i) shall provide, or shall cause to be provided, to and by each other and each other's respective subsidiaries, officers, employees and representatives such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority or any judicial or administrative proceeding (collectively, an "Audit") relating to the
                                                         -----
income, gains, losses, deductions, credits or other items of the Company and
(ii) shall retain, or shall cause to be retained, for as long as any taxable year through and including the taxable year that includes the Closing Date shall remain open for adjustments, any records or information which may be relevant to any such Tax Return or Audit. The assistance provided for in this Section 12.04 shall include, without limitation, (i) making their employees and the employees of their respective subsidiaries available on a mutually convenient basis to provide such assistance as might reasonably be expected to be of use in connection with any such Tax Return or Audit and (ii) providing or, causing to be provided, such information as might reasonably be expected to be of use in connection with any such Tax Return or Audit, including, without limitation, records, returns, schedules, documents, work papers, opinions, letters or memoranda, or other relevant materials relating thereto. The party requesting the assistance provided for in this Section 12.04 shall reimburse the party whose assistance is requested for reasonable costs incurred by it in providing such assistance.

          SECTION 12.05  Contests.  Whenever any taxing authority asserts a
                         --------
claim, makes an assessment, or otherwise disputes the amount of Taxes for which Shareholder is or may be liable under this Agreement, Buyer shall promptly inform Shareholder, and Shareholder shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determination affect the amount of Taxes for which Shareholder is liable under this Agreement. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Buyer is liable under this Agreement, Shareholder shall promptly inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determination affect the amount of Taxes for which Buyer is liable under this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                    BENTLEY INTERNATIONAL, INC.



                    By:_______________________
                       An Authorized Officer



                    INTERIORS, INC.



                    By:_______________________
                       An Authorized Officer

Annex A-1-- $2,000,000 Promissory Note

Annex A-2-- $3,300,000 Promissory Note

Annex B-- Escrow Agreement

Annex C-- Certificate from Shareholder

Annex D-- Certificate from CEO of Company

Annex E-- Certificate from Secretary of Company

Annex F-- Non-Competition Agreement with Lloyd R. Abrams

Annex G-- Certificate from Secretary of Buyer

Annex H-- Certificate from CEO of Buyer

Annex I-- Consulting Agreement

Annex J-- Pledge Agreement

Annex K-- Continuing Guaranty

Annex L-- Securities Purchase Agreement

Annex M-- Subordination Language

Annex N-- Windsor Voting Trust Agreement

Annex O-- Bentley Voting Trust Agreement

Annex P-- Interiors Voting Trust Agreement